Exhibit 8.05




                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                               New York, NY 10038

                                 March 23, 2004


Morgan Stanley DW Inc.
Demeter Management Corporation
825 Third Avenue, 8th Floor
New York, New York 10022


                Re:      Morgan Stanley Charter Graham L.P.


Ladies and Gentlemen:

                  We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 ("Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 30,000,000 units of limited partnership interest ("Units") of Morgan Stanley Charter Graham L.P., a Delaware limited partnership (the "Partnership"). We have also examined such documents, records, and applicable law as we have deemed necessary for purposes of rendering this opinion.

                  Based upon the foregoing, we hereby confirm our opinion under the heading "Material Federal Income Tax Considerations" in the prospectus constituting a part of the Registration Statement (the "Prospectus") that the Partnership will be taxed as a partnership for federal income tax purposes. We also confirm our opinion that the descriptions set forth under the heading "Material Federal Income Tax Considerations" in the Prospectus correctly describe the material federal income tax consequences to United States taxpayers who are individuals acquiring, owning, and disposing of Units.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references made to us in the Prospectus under the captions "Material Federal Income Tax Considerations," "State and Local Income Tax Aspects," and "Legal Matters."

                                           Very truly yours,

                                           /s/ Cadwalader, Wickersham & Taft LLP

                                           CADWALADER, WICKERSHAM & TAFT LLP